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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-127868 on Form S-3 of our reports dated March 14, 2005, relating to the financial statements of Buckeye Partners, L.P. and to management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Buckeye Partners, L.P. for the year ended December 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
September 21, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM